                            SCHEDULE 14A INFORMATION

                    PROXY STATEMENT PURSUANT TO SECTION 14(A)

                     OF THE SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:

[x]      Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]      Definitive Proxy Statement
[ ]      Definitive Additional Materials
[ ]      Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12

                         SHIRE PHARMACEUTICALS GROUP PLC

--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)

--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement,
                          if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[x]      No fee required

[ ]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
         0-11.

         (1) Title of each class of securities to which transaction applies:

                  ______________________________________________________________

         (2)      Aggregate number of securities to which transaction applies:

                  ______________________________________________________________

         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

                  ______________________________________________________________

         (4)      Proposed maximum aggregate value of transaction:

                  ______________________________________________________________

         (5)      Total fee paid:

                  ______________________________________________________________

[ ]      Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number; or the Form or Schedule and the date of its filing.

         (1)      Amount Previously Paid:

                  ______________________________________________________________

         (2)      Form, Schedule or Registration Statement No.:

         (3)      Filing Party:

         (4)      Date Filed:

                                                              Preliminary Copies

                                     [LOGO]

                         SHIRE PHARMACEUTICALS GROUP PLC
                               East Anton, Andover
                           Hampshire SP10 5RG England

                                                                    May 17, 2000

Dear Shareholder:


         On behalf of the Board of Directors, I cordially invite you to attend the Annual General Meeting of Shareholders of Shire Pharmaceuticals Group plc (the "Company"). The Annual General Meeting will be held at 11:00 A.M. on
July 7, 2000, at the offices of West LB Panmure Limited at New Broad Street House, 35 New Broad Street, London EC2M 1SQ, England.


         The business to be conducted at the meeting is outlined in the attached Notice of Annual General Meeting and Proxy Statement. In addition, members of management will report on the Company's operations and answer shareholder questions.

         It is important that your shares be represented at the meeting whether or not you plan to attend. Accordingly, we request your cooperation by promptly signing, dating and mailing the enclosed proxy in the envelope provided for your convenience. If you attend the meeting and wish to vote in person, you may revoke your proxy at that time.

                                                      Sincerely,


                                                      --------------------------
                                                      Dr. James H. Cavanaugh
                                                      CHAIRMAN OF THE BOARD

                         SHIRE PHARMACEUTICALS GROUP PLC
                               EAST ANTON, ANDOVER
                           HAMPSHIRE SP10 5RG ENGLAND

                NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

                                                                    May 17, 2000

To the Shareholders of SHIRE PHARMACEUTICALS GROUP plc:


         The Annual General Meeting of Shire Pharmaceuticals Group plc will be held at the offices of West LB Panmure Limited at New Broad Street House, 35 New Broad Street, London EC2M 1SQ England on July 7, 2000 at 11:00 A.M. for the purposes of considering and, if thought fit, passing the following resolutions of which the resolutions numbered 1 to 16 will be proposed as ordinary resolutions and the resolutions numbered 17, 18 and 19 as special resolutions.


Ordinary Business:

         ORDINARY RESOLUTIONS

         1. To receive and consider the Directors' Report and Accounts for the year ended December 31, 1999.

         2. To reappoint Arthur Andersen Chartered Accountants as Auditors and authorize the Directors to fix their remuneration.

         3. To re-elect Mr. Rolf Stahel as Director.

         4. To re-elect Dr. Barry Price as Director.

         5. To re-elect Dr. James Cavanaugh as Director.

         6. To elect Angus Russell as Director.

         7. To elect Dr. Zola Horovitz as Director.

         8. To elect Ronald Nordmann as Director.

         9. To elect Joseph Smith as Director.

         10. To elect John Spitznagel as Director.

Special Business:

         ORDINARY RESOLUTIONS

         11. To adopt, establish and approve the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme.

         12. To approve amendments to the Shire Pharmaceuticals Sharesave scheme.

         13. To approve amendments to the Shire Pharmaceuticals Group plc Employee Stock Purchase Plan.

         14. To approve amendments to the Shire Pharmaceuticals Group plc Long Term Incentive Plan.

         15. To authorize the Directors to establish supplements or appendices for the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme, the Shire Pharmaceuticals Sharesave Scheme, the Shire Pharmaceuticals Group plc Employee Stock Purchase Plan and the Shire Pharmaceuticals Group plc Long Term Incentive Plan.

         16. To authorize the Directors to allot and issue relevant securities under Section 80 of the Companies Act 1985.

         SPECIAL RESOLUTIONS


17.      To authorize the Directors to disapply statutory pre-emption rights.

18. To disapply further statutory pre-emption rights in relation to repaying the DLJ credit facility.

19.      To adopt new Articles of Association.


         Only those shareholders registered in the register of members of the Company as at 6:00 p.m. on July 5, 2000 (or, in the case of adjournment, as at 48 hours before the time of the adjourned meeting) shall be entitled to attend and vote at the meeting in respect of the number of shares registered in their name at that time.

         Your vote is important. If you do not expect to be present at the meeting and wish your ordinary shares to be voted, please sign and date the enclosed Proxy and mail it promptly in the enclosed reply envelope addressed to Computershare Services PLC at P.O. Box 1075, The Pavillions, Bridgewater Road, Bristol, BS 99 3FA.

         A member entitled to attend and vote may appoint one or more proxies to attend and, on a poll, vote instead of him. A proxy need not also be a member.

                                            By Order of the Board of Directors


                                            ----------------------------------
                                            Neil C. Harris
                                            Company Secretary

                                                              Preliminary Copies

                         SHIRE PHARMACEUTICALS GROUP PLC
                               EAST ANTON, ANDOVER
                               HAMPSHIRE SP10 5RG

                             PROXY STATEMENT FOR THE
                   2000 ANNUAL GENERAL MEETING OF SHAREHOLDERS

                                -----------------

                     SOLICITATION AND REVOCATION OF PROXIES

         The Board of Directors of Shire Pharmaceuticals Group plc (the "Company") is soliciting the accompanying proxy for use at the Annual General Meeting of Shareholders (the "Meeting") to be held on July 7, 2000 at the offices of West LB Panmure Limited at New Broad Street House, 35 New Broad Street, London EC2M 1SQ England. If a proxy is received before the Meeting, as indicated below, the shares represented by it will, on a poll, be voted unless the proxy is revoked by written notice prior to the Meeting. If matters other than those set forth in the accompanying Notice of Annual General Meeting are presented at the Meeting for action, the proxy holders will vote the proxies as they think fit. The approximate date on which a definitive proxy statement and
the accompanying proxy will first be mailed to shareholders is         , 2000.

              SHAREHOLDERS ENTITLED TO VOTE AND SHARES OUTSTANDING

         Only shareholders of record at the close of business on July 5, 2000 will be entitled to vote at the Meeting. As of May 17, 2000 there were 251,857,556 Ordinary Shares of the Company, nominal value 5p (the
"Ordinary Shares") outstanding and entitled to vote at the Annual General Meeting, of which 88,622,841 were held in the name of Guarantee Nominees Limited, as nominee for Morgan Guaranty Trust Company of New York as depositary (the "Depositary") which issues Company sponsored American Depositary Receipts ("ADRs") evidencing American Depositary Shares which, in turn, each represent three Ordinary Shares.

         Each registered holder of Ordinary Shares present in person at the Meeting is entitled to one vote on a show of hands, and every holder present in person or by proxy shall, upon a poll, have one vote for each Ordinary Share held by such holder. In the event that the proxy card is executed but does not indicate by marking a vote "FOR", "AGAINST" or "ABSTAIN" the proxy may vote or abstain at his discretion.

         A member entitled to attend and vote may appoint one or more proxies to attend and, on a poll, vote instead of him. A proxy need not also be a member. The appointment of a proxy will not preclude a member of the Company from attending and voting in person at the meeting if he or she so desires.

         Proxy voting cards from holders of Ordinary Shares must be received by the Registrar not later than 11:00 A.M. on July 7, 2000, (or not less than forty-eight hours before any adjournment of the Meeting.)


         A Deposit Agreement exists between Morgan Guaranty Trust Company and the holders of ADRs pursuant to which holders of ADRs are entitled to instruct the Depositary as to the exercise of voting rights pertaining to the Ordinary Shares so represented. The Depositary has agreed it will endeavor, insofar as practicable, to vote (in person or by delivery to the Company of a proxy) the Ordinary Shares registered in its name in accordance with the instructions of the ADR holders. Instructions from the ADR holders should be sent to the Depositary so that the instructions are received by no later than the close of
business on         ,         , 2000.

         Any holder of ADRs giving instructions to the Depositary has the power
to revoke the instructions by delivery of notice to the Depositary at [        ]
at any time so that the Depositary receives, by no later than the close of
business on         ,         , 2000 duly executed instructions bearing a later
date or time than the date or time of the instructions being revoked.

         The Company will, in future proxy statements, include shareholder proposals complying with the applicable rules of the U.S. Securities and Exchange Commission and any applicable U.S. state laws. In order for a proposal by a shareholder to be included in the proxy statement relating to the Annual General Meeting of shareholders to be held in 2001, that proposal must be received in writing by the Secretary of the Company at the Company's principal executive office no later than March 1, 2001.

         The cost of soliciting proxies in the form enclosed will be borne by the Company. In addition to the solicitation by mail, proxies may be solicited personally, or by telephone, or by employees of the Company. The Company may reimburse brokers, custodians, nominees, the Depositary and other recordholders of the Company's Ordinary Shares or ADRs for their expenses in sending proxy material to the beneficial owners of such Ordinary Shares.

         Shareholders may obtain copies of the Company's Annual Report on Form 10-K as filed with the Securities and Exchange Commission without charge by writing to the Company at East Anton, Andover, Hampshire SP10 5RG England, attention Company Secretary.


         Resolutions 1 to 10 represent the business of the Company which is commonly transacted at annual general meetings. Resolutions 11, 12, 13, 14 and 15 relate to the Shire Pharmaceuticals Group plc Employees' Share Schemes. Resolutions 1 to 16 will be proposed as ordinary resolutions and the resolutions numbered 17, 18 and 19 as special resolutions. Ordinary Resolutions require approval by a 50% plus vote of shareholders and Special Resolutions require approval by a 75% vote of shareholders.

                  RESOLUTION 1. DIRECTORS' REPORT AND ACCOUNTS

         Under U.K. law, each company is required to present at a shareholders' meeting copies of the company's audited annual financial statements, a report of the directors and the report of the auditors on those financial statements. Shareholders are being asked to adopt the financial statements. Adoption merely means that the shareholders acknowledge that the financial statements have been distributed and presented at the meeting; it does not in anyway waive or limit any rights shareholders may have with respect to the financial statements.

        THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RESOLUTION 1.

                     RESOLUTION 2. REAPPOINTMENT OF AUDITORS

         The Board of Directors recommends that its appointment of the firm of Arthur Andersen as the auditors of the Company for the fiscal year ended December 31, 2000, be approved and that the Board be given the authority to determine their remuneration. Arthur Andersen has served as the Company's independent auditors since January, 1994. The Company is advised that no member of Arthur Andersen has any direct financial interest or material indirect financial interest in the Company or any of its subsidiaries or, during the past three years, has had any connection with the Company or any of its subsidiaries in the capacity of promoter, underwriter, voting trustee, director, officer or employee. A representative of such firm is expected to be present at the meeting, will be available to answer questions and will be afforded an opportunity to make a statement if he or she so desires.

         THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE APPROVAL OF THE APPOINTMENT OF ARTHUR ANDERSEN AS INDEPENDENT AUDITORS OF THE COMPANY FOR THE YEAR 2000.

           RESOLUTIONS 3 TO 10. ELECTION AND RE-ELECTION OF DIRECTORS


THE COMPANY CURRENTLY HAS TEN DIRECTORS.

NAME                                AGE     POSITION
--------------------------------------------------------------------------------
DR. JAMES CAVANAUGH                 63      NON-EXECUTIVE CHAIRMAN

ROLF STAHEL                         55      CHIEF EXECUTIVE

ANGUS RUSSELL                       43      GROUP FINANCE DIRECTOR

DR. WILSON TOTTEN                   45      GROUP RESEARCH AND DEVELOPMENT
                                            DIRECTOR


                                      -3-

DR. BARRY PRICE                     56      SENIOR NON-EXECUTIVE DIRECTOR

DR. BERNARD CANAVAN                 64      NON-EXECUTIVE DIRECTOR

DR. ZOLA HOROVITZ                   65      NON-EXECUTIVE DIRECTOR

RONALD NORDMANN                     58      NON-EXECUTIVE DIRECTOR

JOSEPH SMITH                        61      NON-EXECUTIVE DIRECTOR

JOHN SPITZNAGEL                     58      NON-EXECUTIVE DIRECTOR

         The Articles of Association of the Company provide that one-third of the Directors who are subject to retirement by rotation, or if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third shall retire at the Meeting. The Directors to retire by rotation at the Meeting include, so far as necessary to obtain the number required, first, a director who wishes to retire and not offer himself for reappointment, and, second, those DIRECTORS who have been longest in office since their last appointment or reappointment.


         In accordance with the Articles of Association, Rolf Stahel and Dr. Barry Price retire by rotation and offer themselves for re-election. Angus Russell who was appointed Group Finance Director on December 13, 1999, Dr. Zola Horovitz who was appointed a non-executive Director on December 23, 1999, Ronald Nordmann who was appointed a non-executive Director on December 23, 1999, Joseph Smith who was appointed a non-executive Director on December 23, 1999 and John Spitznagel who was appointed a non-executive Director on December 23, 1999 offer themselves for election. In addition, Dr. James Cavanaugh who was last appointed on March 24, 1997 offers himself for re-election in accordance with the Combined Code in order that his term of office does not exceed three years.

INFORMATION WITH RESPECT TO NOMINEES

         The following information sets forth the name and age of each nominee, all other positions or offices, if any, now held by him with the Company and his principal occupation during the past five years.


         DR. JAMES CAVANAUGH, 63, joined the Board on March 24, 1997 and was appointed as Non-executive Chairman with effect from May 11, 1999. Dr. Cavanaugh is the President of HealthCare Ventures LLC. Formerly he was President of SmithKline & French Laboratories, the U.S. pharmaceutical division of SmithKline Beecham Corporation. Prior to that, he was President of SmithKline Beecham Corporation's clinical laboratory business and, before that, President of Allergan International. Prior to his industry experience, Dr. Cavanaugh served as Deputy Assistant to the President of the U.S. for Health

Affairs on the White House Staff in Washington, D.C. He is a Non-executive Director of MedImmune, Inc. and DIVERSA CORPORATION.


         ROLF STAHEL, 55, joined the Group in March 1994 as Chief Executive from Wellcome plc where he worked for 27 years. From April 1990 until February 1994, he served as Director of Group Marketing reporting to the Chief Executive. A business studies graduate of KSL Lucerne, Switzerland, he attended the 97th Advanced Managers Program at Harvard Business School.

         ANGUS RUSSELL, 43, joined Shire in December 1999 as Group Finance Director, previously he worked for ICI, Zeneca and Astra Zeneca for a total of 19 years. Mr. Russell is a chartered accountant, having qualified with Coopers & Lybrand and is a member of the Association of Corporate Treasurers. His last position was Vice President-Corporate Finance at Astra Zeneca PLC.

         DR. BARRY PRICE, 56, joined the Board on January 24, 1996 having spent 28 years with Glaxo holding a succession of key executive positions with Glaxo Group Research. He is a non-executive Director of Celltech Chiroscience plc and Chairman of Antisoma plc. Dr. Price is Chairman of the Remuneration Committee.

         DR. ZOLA HOROVITZ, 65, has served as a non-executive Director since December 1999. Dr. Horovitz has been self-employed as a consultant in the biotechnology and pharmaceutical industries since 1994. Previously he held various positions at Squibb Corporation and its successor corporation, Bristol-Myers Squibb & Co., including that of Vice President, Business Development and Planning.

         RONALD NORDMANN, 58, joined as a non-executive director in December 1999 and has been a financial analyst in healthcare equities since 1971. From September 1994 until January 2000, he was a portfolio manager and partner at Deerfield Management.

         JOSEPH SMITH, 61, has served as a non-executive director since December 1999. From 1989 to 1997, Mr. Smith served in various positions at Warner-Lambert Company, including President of Park-Davis Pharmaceuticals and President of the Shaving Products Division (Schick and Wilkinson Sword).

         JOHN SPITZNAGEL, 58, joined the Board in December 1999 following service as President and Chief Executive Officer of Roberts since September 1997. He was Executive Vice President-Worldwide Sales and Marketing from March 1996 to September 1997, having served as President of Reed and Carnick Pharmaceuticals from September 1990 until July 1995.

                   THE BOARD OF DIRECTORS RECOMMENDS THAT YOU
                    VOTE FOR THE ELECTION OF EACH NOMINEE AS
                              DIRECTOR NAMED ABOVE.

CONTINUING DIRECTORS

         DR. WILSON TOTTEN, 45, joined the Board as Group R&D Director in January 1999. Dr. Totten is a medical doctor and has wide experience in the pharmaceutical industry covering all phases of drug development. He has substantial experience in the field of CNS disorders. His last position was Vice President of Clinical Research & Development with Astra Charnwood where he served from 1995 to 1997, having previously worked for Fisons Pharmaceuticals from 1989 to 1995, and prior to that with 3M Health Care and Eli Lilly.

         DR. BERNARD CANAVAN, 64, joined the Board as a non-executive Director in March 1999. Dr. Canavan is a medical doctor. He was employed by American Home Products for over 25 years until he retired in January 1994. He was President of that corporation from 1990 to 1994. Dr. Canavan is Chairman of the Audit Committee.

EXECUTIVE OFFICERS

         The following table sets forth as of the date hereof the executive officers of the Company.

                      NAME                            POSITION(S)
                      ----                            -----------
Rolf Stahel...........................    Chief Executive

Angus Charles Russell.................    Chief Financial Officer

Joseph Wilson Totten..................    Group Research Development Officer

         Biographies for Messrs. Stahel and Russell can be found under "Information With Respect to Nominees." A biography for Dr. Totten can be found under "Continuing Directors."

      SHARE OWNERSHIP OF DIRECTORS, OFFICERS AND CERTAIN BENEFICIAL OWNERS

         Set forth in the following table is the beneficial ownership of Ordinary Shares as of April 1, 2000 for (i) each person (or group of affiliated persons) known to the Company to be the beneficial owner of more than 5% of Ordinary Shares, (ii) all Directors, (iii) each of the Company's executive officers, including the Company's Chief Executive Officer and (iv) all Directors and executive officers as a group. Except as indicated by the notes to the following table, the holders listed below have sole voting power and investment power over the shares beneficially held by them. The address of each of the Company's Directors and executive officers is that of the Company.

                                                         Number Of Ordinary        Percent of
                                                               Shares              Outstanding
                         Name                           Beneficially Owned(1)        Shares
   Yamanouchi Group Holding, Inc. (2) ...........             15,791,706               6.5%
   4747 Willow RoadPleasanton, California 94588-2740
James Cavanaugh (3)..............................             12,244,810               4.9
Rolf Stahel......................................                896,683               *
Angus Russell....................................                     --               *
Wilson Totten....................................                     --               *
Barry Price......................................                 31,350               *
Bernard Canavan..................................                  3,000               *
Zola Horovitz....................................                186,898               *
Ronald Nordmann..................................                140,808               *
Joseph Smith.....................................                 203,320              *
John Spitznagel..................................               1,365,803              *
All Directors and Executive
   Officers as a Group...........................              15,072,672              5.9%

*Less than 1%

(1) For purposes of this table, a person or a group of persons is deemed to have "beneficial ownership" as of a given date of any shares which that person has the right to acquire within 60 days after that date. For purposes of computing the percentage of outstanding shares held by each person or a group of persons named above on a given date, any shares which that person or persons has the right to acquire within 60 days after that date are deemed to be outstanding, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(2) Based solely on information disclosed in the Schedule 13G filed by Yamanouchi Group Holding, Inc. on January 6, 2000.

(3) Dr. Cavanaugh is the President of HealthCare Ventures LLC, a management company for a number of limited partnerships which have interests in 12,244,810 ordinary shares. Dr. Cavanaugh is also a general partner in these limited partnerships.

                BOARD OF DIRECTORS' MEETINGS, COMMITTEES AND FEES

         The Board of Directors held nine meetings during 1999. Each incumbent director attended at least 75% of the aggregate of the total number of meetings of the Board of Directors and the total number of meetings held by all committees of the Board of Directors on which the Director served during 1999 (including in the case of each director for purposes of this calculation only such committee and Board meetings as occurred after such Director commenced service on the Board of Directors).

         The Board of Directors has a standing Remuneration Committee, a standing Audit Committee and a standing Nomination Committee. The membership of these committees is determined from time to time by the Board.

         The Remuneration Committee, which in 1999 consisted of Dr. Price as Chairman and Dr. Cavanaugh and Dr. Canavan held four meetings during 1999. The Remuneration Committee meets regularly and acts within agreed terms of reference. The Remuneration Committee reviews and authorizes salaries, bonuses and other matters relating to compensation of the executive officers, including the granting of options.


         The Audit Committee, which consists of Dr. Canavan, as Chairman, Dr. Cavanaugh AND Dr. Price, held four meetings during 1999. In addition, it has been our practice to provide detailed financial information at each meeting of the Board of Directors. The principal functions of the Audit Committee are to review the scope of the annual audit and the annual audit report of the independent auditors, recommend the firm of independent auditors to perform such audits, consider non-audit functions proposed to be performed by the independent auditors, review the functions performed by the internal audit staff, ascertain whether the recommendations of auditors are satisfactorily implemented and recommend such special studies or actions which the Committee deems desirable.

         The Board has recently delegated responsibility to a Nomination Committee made up of two non-executive Directors and one executive director.
The Chairman of the Nomination Committee is Dr. Cavanaugh. The Nomination Committee intends to adopt formal and transparent procedures for such appointments during the course of the year. The Nomination Committee will consider suggestions regarding candidates for election to the Board submitted by shareholders in writing to the Company Secretary. With regard to the Annual General Meeting in 2001, any such suggestion must be received by the Company Secretary no later than the date by which shareholder proposals for such Annual General Meeting must be received as described above under the heading "Shareholders Entitled to Vote and Shares Outstanding."

         Our non-executive DIRECTORS receive (pound)20,000 (approximately $32,000) on an annual basis for their services. We reimburse non-executive DIRECTORS for out-of-pocket travel expenditures relating to their service on the Board.

COMPLIANCE WITH SECTION 16(A) OF THE SECURITIES EXCHANGE ACT OF 1934


         Section 16(a) of the Securities Exchange Act of 1934 requires our executive officers and DIRECTORS and persons who own more than 10% of a registered class of our equity securities to file initial reports of ownership and changes in ownership with the SEC and to furnish copies of these reports to the Company. We are a foreign private issuer for reporting purposes in 1999. As a result, our executive officers, DIRECTORS and persons who own more than 10% of our equity securities were not required to file such reports with the SEC.


            REMUNERATION COMMITTEE INTERLOCKS, INSIDER PARTICIPATION
                            AND CERTAIN TRANSACTIONS

         The members of the Remuneration Committee in 1999 were Dr. Barry Price, Dr. James Cavanaugh and Dr. Bernard Canavan, none of which has at any time been an executive officer of the Company. There were no Remuneration Committee interlocks or insider participation in compensation decisions in 1999.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In January 1999 the Group divested its Indianapolis manufacturing plant and 30 non-strategic products to Integrity Pharmaceutical Corporation for a total consideration of $1.5 million, together with a royalty on net sales of products over a ten year period. Roger Griggs, who resigned as a Director on December 31, 1998, was at the time of the sale, a controlling shareholder of Integrity Pharmaceutical Corporation.

         In April 1999 Roberts Pharmaceutical Corporation made a loan in the sum of $283,000 to Mr. Spitznagel. The loan is unsecured and bears interest at the rate of 4.15%, per annum. 10% of the principal outstanding plus accrued interest is repayable on each of the first four anniversaries of the loan and the balance of principal plus accrued interest is repayable on the fifth anniversary of the loan. Mr. Spitznagel repaid the full outstanding balance of the loan on March 29, 2000.

         Mr. Spitznagel entered into a consultancy agreement with the Company in December 1999, which provided that:

         i. if he has good reason, as defined in his service agreement with Roberts, to terminate his employment with Roberts under his service agreement, that the Company will cause Roberts to provide him with the payments and benefits he is entitled to upon a 'good reason' termination;

         ii. Mr. Spitznagel would provide consulting services to the Company for at least 42 months following the merger with Roberts, unless Mr. Spitznagel terminates the consultancy agreement prior to the end of the 42nd month upon 30 days notice; and

         iii. the Company would pay Mr. Spitznagel at the rate of $400,000 per annum for his consulting services, $150,000 per annum as an office holder, $250,000 per annum to comply with certain restrictive covenants contained therein and $150,000 per annum for tax, financial and estate planning advice, life insurance and health insurance.

                             EXECUTIVE COMPENSATION

         The following table sets forth, for 1999, 1998 and 1997, the compensation of the executive officers of the Company and the former Chief Financial Officer who left the Company during 1999.

                           SUMMARY COMPENSATION TABLE

                                                                                     LONG-TERM
                                                                                    COMPENSATION
                                                  ANNUAL COMPENSATION                  AWARDS
                                -------------------------------------------------   ------------
                                                                                     SECURITIES
                                                                     OTHER ANNUAL    UNDERLYING      ALL OTHER
       NAME AND POSITION        YEAR       SALARY        BONUS       COMPENSATION     OPTIONS      COMPENSATION
       -----------------        ----       ------        -----       ------------     -------      ------------
Rolf Stahel............         1999     $486,000     $195,000              -              -         $69,000(1)
   Chief Executive              1998     $405,000     $191,000              -              -         $60,000
                                1997     $277,000      $37,000              -              -         $42,000

Angus Russell (2)......         1999      $17,000            -              -              -          $2,000(3)
   Chief Financial Officer

Wilson Totten(4).......         1999     $230,000      $92,000              -              -         $39,000(5)
   Group Research and
   Development Officer

Stephen Stamp (6)......         1999     $261,000     $105,000              -              -         $41,000(7)
Former Chief Financial Officer  1998     $236,000     $113,000              -              -         $38,000
                                1997     $172,000      $16,000              -              -         $16,000

----------

(1) Mr. Stahel's other compensation consists of Company pension contributions and other benefits provided.
(2) Mr. Russell commenced serving the Company as an executive officer on December 13, 1999.
(3) Mr. Russell's other compensation consists of Company pension contributions.
(4) Mr. Totten commenced serving the Company as an executive officer on January 1, 1999.
(5) Mr. Totten's other compensation consists of Company pension contributions.
(6) Mr. Stamp resigned as Chief Financial Officer of the Company on December 13, 1999
(7) Mr. Stamp's other compensation consisted of Company pension contributions and other benefits provided.

         The following table sets forth information with respect to grants of stock options to each of the executive officers during the year ended December 31, 1999.

                              Option Grants in 1999

                                                                                                   POTENTIAL REALIZABLE
                                                                                                  VALUE AT ASSUMED ANNUAL
                             NUMBER OF        PERCENTAGE OF                                        RATES OF STOCK PRICE
                             SECURITIES       TOTAL OPTIONS                                            APPRECIATION
                             UNDERLYING       GRANTED TO         EXERCISE                           FOR OPTION TERM(1)
                             OPTIONS          EMPLOYEES IN       PRICE         EXPIRATION     --------------------------------
NAME                         GRANTED          FISCAL 1999        PER SHARE     DATE                 5%              10%
----                         -------          -----------        ---------     ----------     ---------------  ---------------
Rolf Stahel                           -                -             -            -                      -                -

Angus Russell                     4,181                *            11.645(2)    12/12/09           18,000           57,000
                                 45,819                *            11.645(2)    12/12/06           96,000          337,000

Wilson Totten                    25,000                *             7.616(3)    05/11/06          144,000          261,000

Stephen Stamp                         -                -             -            -                      -                -

*Less than 1%.

----------

(1) The potential realizable value uses the hypothetical rates specified by the Securities and Exchange Commission and is not intended to forecast future appreciation, if any, of the Company's stock price. The Company did not use an alternative formula for this valuation as the Company is not aware of any formula which will determine with reasonable accuracy a present value based on future unknown or volatile factors. In fact, the Company disavows the ability of this or any other valuation model to predict or estimate the Company's future stock price or to place a reasonably accurate present value on the stock options because all models depend on assumptions about the stock's future price movement, which is unknown. The value indicated is a net amount, as the aggregate exercise price, translated at the rate of exchange in place at December 31, 1999, has been deducted from the final appreciated value.

(2) The exercise price was(pound)7.175 per share, and has been translated at the rate of exchange in place at the date of grant.

(3) The exercise price was(pound)4.705 per share, and has been translated at the rate of exchange in place at the date of grant.

         The following table sets forth information with respect to each of the executive officers concerning the value of all exercised and unexercised stock options of such individuals at December 31, 1999.

               Aggregated Option/SAR Exercises in Last Fiscal Year
                          and FY-End Option/SAR Values

                                                                  NUMBER OF SECURITIES
                                                                       UNDERLYING                     VALUE OF UNEXERCISED
                                                                   UNEXERCISED OPTIONS                IN-THE-MONEY OPTIONS
                                                                   -------------------                --------------------
                             SHARES
                             ACQUIRED         VALUE
         NAME              ON EXERCISE       REALIZED         EXERCISABLE    UNEXERCISABLE       EXERCISABLE     UNEXERCISABLE
         ----              -----------       --------         -----------    -------------       -----------     -------------
Rolf Stahel                  440,000        3,013,000(1)        882,856          91,775           5,724,00          416,000

Angus Russell                      -                -                 -          50,000                  -                -(4)

Wilson Totten                      -                -                 -         175,000                  -          691,000

Stephen Stamp                160,000        1,088,000(2)        474,284               -          3,596,000                -

----------

(1) The value realized by Mr. Stahel on exercise of share options on May 11, 1999 was(pound)1,865,000, which has been translated at the rate of exchange in place at the date of exercise.

(2) The value realized by Mr. Stamp on exercise of share options on April 6, 1999 and May 11, 1999 was(pound)674,000, which has been translated at the rate of exchange in place at the applicable date.

(3) The value of unexercised In-the-Money options is a net amount, as the aggregate exercise price, translated at the rate of exchange in place at December 31, 1999, has been deducted from the unexercised value.

(4) The Company's stock price at December 31, 1999 was lower than the exercise price of Mr. Russell's stock options at that date.

EMPLOYMENT AGREEMENTS

         The Company entered into an employment contract with Rolf Stahel on October 21, 1996 which is terminable by either party on the giving of 12 months' notice. In connection with such agreement Mr. Stahel was paid a salary of $486,000 for the year ended December 31, 1999 and is entitled to a discretionary bonus of up to 55% of such salary as determined by the Remuneration Committee on a yearly basis.

         The Company entered into an employment contract with Angus Russell on October 29, 1999 which is terminable by either party on the giving of 12 months' notice. In connection with such agreement Mr. Russell was paid a salary of $17,000 for the year ended December 31, 1999 and is entitled to a discretionary bonus of up to 50% of such salary as determined by the

Remuneration Committee on a yearly basis. Mr. Russell commenced his employment with the Company on December 13, 1999.

         The Company entered into an employment contract with Wilson Totten on December 30, 1998 which is terminable by either party on the giving of 12 months' notice. In connection with such agreement Mr. Totten was paid a salary of $230,000 for the year ended December 31, 1999 and is entitled to a discretionary bonus of up to 50% of such salary as determined by the Remuneration Committee on a yearly basis.

         REPORT OF THE REMUNERATION COMMITTEE ON EXECUTIVE COMPENSATION

REMUNERATION POLICY

         The Remuneration Committee's policy on the remuneration of executive officers is directed at the retention and motivation of executive officers by ensuring that their remuneration is competitive with companies within the sector of emerging pharmaceutical companies, taking into account the interests of the shareholders.


         In developing remuneration policy and fixing remuneration, consideration is given to the salary data of DIRECTORS of comparable companies of a similar size in industry generally and, more specifically, in the emerging pharmaceuticals sector. The Chief Executive also advises the Remuneration Committee on other executive remuneration and on individual performance. External agencies are also used to advise on levels of remuneration as appropriate. No Director is involved in determining his own remuneration. The procedures and criteria for determining remuneration policy are regularly reviewed by the Remuneration Committee.


ANNUAL BONUSES

         The annual bonuses payable to executive officers are established on the basis of objectives for the Company and personal objectives. They include measurable and quantitative criteria related to financial performance. For the year ended December 31, 1999, these included revenue and earnings targets. The maximum annual bonus for each executive officer for the year ended December 31, 1999, is 40% of salary.

SHARE OPTIONS

         Share options are granted to executive officers as an incentive. The grant of options is wholly discretionary. In granting share options, the Remuneration Committee takes into account the advice and recommendations of the Chief Executive and individual salary levels and positions within the Company.

RETIREMENT BENEFITS

         The Company contributes 10% of salary to the personal pension of the executive officers.

FEES FOR NON-EXECUTIVE DIRECTORS


         The remuneration of each of the non-executive DIRECTORS was determined by the Board. Dr. Cavanaugh has waived his right to receive his remuneration of 20,000 (approximately $32,000) for 1999.

LONG-TERM INCENTIVE PLAN

         The Long-Term Incentive Plan was adopted at the general meeting on June 30, 1998. Under this plan, the Company may at any time, with the approval of the Remuneration Committee, grant, or request that trustees grant, an award to any full-time employee of any member of the Company.

         An award may be made to any full-time employee (including a Director who is also such an employee) of the Company on the terms set out in the plan and upon such other terms as the Board (or a committee appointed by the Board) may specify, provided that no award may be granted to an employee who is within two years of his or her contractual retirement age.

Barry Price
James Cavanaugh
Bernard Canavan

PERFORMANCE GRAPH

         The following graph compares the performance of the Company's Ordinary Shares to the S&P 500 Index and the Nasdaq Biotechnology Index for the dates indicated.

         PERFORMANCE GRAPH APPEARS HERE

         Comparison of Cumulative Total Return of $100 invested on February 14, 19961 in Shire Ordinary Shares, the S&P 500 Index and the Nasdaq Biotechnology Index.

                                 12/31/96     12/31/97     12/31/98     12/31/99
                                 --------     --------     --------     --------
Shire                              $136          $164         $221         $353

S&P 500 Index                      $113          $148         $188         $224

Nasdaq Biotechology Index           $94           $94         $136         $274

----------
1 The Company's Ordinary Shares began trading on the London Stock Exchange on February 15, 1996.

                              RESOLUTIONS 11 TO 15

         As explained in the Chairman's letter, the Company has undertaken a review of its employee share plans in the light of the commercial environment in which it now operates and also to take account of best practice.

         As a result of this review the Company is seeking the approval of shareholders to adopt the Shire Pharmaceutical Group plc 2000 Executive Share Option Scheme (the "Executive Scheme"). A summary of the principal terms of the proposed Executive Scheme is set out at Appendix 1 to this document.

         Following this review the Company is also seeking the approval of shareholders to amend the Shire Pharmaceuticals Sharesave Scheme (the "Sharesave Scheme"), the Shire Pharmaceuticals Group plc Employee Stock Purchase Plan (the "Stock Purchase Plan") and the Shire Pharmaceuticals Group plc Long Term Incentive Plan (the "Long Term Incentive Plan"). The amendments to the Sharesave Scheme, the Stock Purchase Plan and the Long Term Incentive Plan relate to the removal of certain dilution limits as set out in Appendix 2 of this document.

                                  RESOLUTION 16


         This resolution gives authority to the DIRECTORS, for a period of 5 years from the date of the passing of the resolution to allot relevant securities within the limits of the authorized share capital up to a nominal amount of (POUND)4,197,625.90 being the equivalent OF 33 1/3 per cent of the total share capital of the Company in issue ON May 17, 2000. This authority replaces a similar authority granted at the Annual General Meeting on May 10, 1999 and at the Extraordinary General Meeting on December 22, 1999.

         The Directors are actively considering the possibility of re-financing the Group's borrowings. This could involve the issue of shares or other securities falling within the scope of s.80 of the Companies Act 1985 which would involve the use of the power granted by this resolution. The proceeds raised from the shares or other securities issued under the power granted by this resolution would potentially be used to finance the repayment of the existing credit agreement consisting of $125 million under a five-year term loan facility, acquiring, in-licensing and marketing specialty products, funding product development, financing strategic corporate acquisitions, and/or general corporate purposes.



       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RESOLUTION 16.

               RESOLUTION 17. ISSUE OF EQUITY SECURITIES FOR CASH

         The passing of resolution 17 will permit the DIRECTORS, for a period of 5 years from the date of the passing of the resolution, to make issues of equity securities for cash by way of rights free of the statutory pre-emption provisions. The issue of equity securities for cash other than by way of a pro-rata issue shall be limited to a maximum of (POUND)611,297.55 being the equivalent of 5 per cent of the issued ordinary share capital at the date of the last published accounts of the Company. This represents 4.85% of the issued ordinary share capital as of May 17, 2000. This power will replace the power granted at the Annual General Meeting on May 10, 1999.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RESOLUTION 17.

               RESOLUTION 18. ISSUE OF EQUITY SECURITIES FOR CASH

         THE PASSING OF RESOLUTION 18 WILL SUPPLEMENT THE POWER OF THE DIRECTORS UNDER RESOLUTION 17 BY PERMITTING THE DIRECTORS FOR A PERIOD OF 5 YEARS FROM THE DATE OF THE PASSING OF THE RESOLUTION TO MAKE ISSUES OF EQUITY SECURITIES FOR CASH FREE OF STATUTORY PRE-EMPTION PROVISIONS, BUT ONLY TO RAISE FUNDS FOR THE PURPOSE OF REPAYING IN WHOLE OR IN PART ANY OUTSTANDING AMOUNTS UNDER THE CREDIT AGREEMENT ENTERED INTO ON 19TH NOVEMBER, 1999 WITH DLJ CAPITAL FUNDING, INC. AS AGENT (THE "CREDIT AGREEMENT") PROVIDED THAT SUCH AMOUNT SHALL NOT EXCEED THE STERLING EQUIVALENT OF $125 MILLION.

         THE PASSING OF RESOLUTION 18 IN CONJUNCTION WITH RESOLUTION 17 GIVES THE DIRECTORS POWER TO MAKE ISSUES FOR CASH FREE OF STATUTORY PRE-EMPTION RIGHTS IN AN AMOUNT IN EXCESS OF THE 5% GUIDELINE OF THE INVESTOR PROTECTION COMMITTEE. USE OF THESE POWERS WOULD ALSO CAUSE THE COMPANY TO EXCEED THE GUIDELINE THAT
IN ANY PERIOD OF THREE YEARS NO MORE THAN 7 1/2% OF THE COMPANY'S EQUITY SHARE CAPITAL SHOULD BE ISSUED FOR CASH FREE OF STATUTORY PRE-EMPTION RIGHTS, THE COMPANY HAVING ISSUED 600,000,000 ORDINARY SHARES FOR CASH IN THE UNITED KINGDOM AND THE UNITED STATES ON APRIL 1, 1998. HOWEVER, IN THIS LATTER RESPECT, THE DIRECTORS BELIEVE THAT THE INCREASE IN THE COMPANY'S issued share capital ARISING AS A RESULT OF THE MERGER WITH ROBERTS JUSTIFIES EXCEEDING THE
RELEVANT GUIDELINE.

         NOTWITHSTANDING THE ABOVE, THE DIRECTORS RECOMMEND THAT RESOLUTION 18 BE PASSED. THIS RECOMMENDATION IS BASED ON THE VIEW OF THE DIRECTORS THAT IT IS IN THE BEST INTERESTS OF THE SHAREHOLDERS AS A WHOLE FOR THE COMPANY TO BE ABLE TO REPAY AMOUNTS OUTSTANDING UNDER THE CREDIT AGREEMENT. THE AMOUNT TO BE PAID TO THE COMPANY IN RESPECT OF THE EQUITY SECURITIES TO BE ALLOTTED PURSUANT TO THE AUTHORITY CONFERRED BY THE PASSING OF THIS RESOLUTION WILL NOT EXCEED THE STERLING EQUIVALENT OF $125 MILLION, THIS BEING JUSTIFIED AS IT IS THE CURRENT AMOUNT OUTSTANDING UNDER THE TERM LOAN PORTION OF THE CREDIT AGREEMENT. THE RESOLUTION DOES NOT PERMIT THE ISSUE OF MORE (POUND)430,000 IN NOMINAL VALUE OF EQUITY SECURITIES.

       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RESOLUTION 18.

                     RESOLUTION 19. ARTICLES OF ASSOCIATION


         The opportunity is being taken to update certain provisions of the Company's Articles of Association to take account, INTER ALIA, of the fact that the Company's ordinary shares may be held in uncertificated form and to ensure compliance with the Combined Code. There follows an explanation of the amendments to the existing Articles.

         (a) As currently drafted, the Company's Articles of Association do not cater for the ability of shareholders to hold their ordinary shares in uncertificated form. Following the introduction of CREST in 1996, the Company has relied on a board resolution (as is permitted by the relevant Regulations) to authorize the holding of and dealing in the Company's ordinary shares in uncertificated form. The proposed new Articles have been updated to reflect the ability to hold ordinary shares in the Company in uncertificated form. In addition to incorporating express permission in the Articles for shares to be held in uncertificated form, the proposed new Articles contain additional consequential changes to the provisions dealing with transfers and transmission of shares, fractions resulting from alterations of share capital, payment of dividends, record dates, service of notice and destruction of documents.

         (b) The existing Articles incorporate lengthy wording in relation to the giving of authority under section 80 of the Companies Act 1985 (the "Act") for directors to allot shares and under section 89 of the Act disapplying preemption rights on the issue of equity securities. These provisions were originally included in order to reduce the complexity of the resolutions relating to the granting of the section 80 authority and the disapplication of section 89 at each and every Annual General Meeting. Now that The Listing Rules of the London Stock Exchange permit the taking of section 89 disapplications for periods of five years (rather than one year, which was previously the case), it is considered that the length of the provisions in the Articles is outweighed by the inconvenience of passing lengthier resolutions every five years. Consequently, the new Articles contain no such wording.

         (c) The provisions in the current Articles dealing with the retirement by rotation of directors are not fully compliant with the Combined

Code (which became effective for financial years ending on or after 31st December, 1998). The Combined Code provides that all DIRECTORS should submit themselves for re-election at regular intervals of at least every three years. The existing Articles require that a number nearest to (but not exceeding) one third of the DIRECTORS are required to retire each year, and that DIRECTORS wishing to retire and not offer themselves up for reappointment are counted first in making up that number. Consequently, it is possible under the current Articles for a director to submit himself for re-election outside the three year period set by the Combined Code. The relevant provisions in the Articles have been amended to bring them into line with the Combined Code.

         (d) The limit on the maximum amount payable in respect of DIRECTORS' fees was increased from (pound)150,000 to (poUNd)500,000 by an ordinary resolution of the Company passed on 22nd December, 1999 in connection with the acquisition of Roberts Pharmaceutical Corporation. The increase was proposed in view of the additions to the board of DIRECTORS of the Company following the acquisition, and the new Articles incorporate the new limit.

         (e) The current provision in the Articles allowing the DIRECTORS to borrow money limits the aggregate amount of borrowings of the group to a sum equal to the higher of 2.5 times the adjusted capital and reserves and (pound)20,000,000. The borrowing powers were extended by the ordinary resolution passed by the Company on 22nd December, 1999 in connection with the acquisition of Roberts Pharmaceutical Corporation. This extension authorized the borrowing of up to US$250,000,000 pursuant to a facility agreement entered into on 19th November, 1999, which was required in order to service the group's immediate needs. Since that extension expires on the date of this Annual General Meeting, the limit on aggregate borrowings has required amendment to reflect this additional facility and to allow further borrowings under it. The proposed amendments introduce a fixed limit of $400,000,000 on the borrowings of the group, which is considered to be the most appropriate basis for a company whose net worth derives substantially from investment in intellectual property, rather than calculating the limit on the basis of the adjusted capital and reserves. The sum of $400,000,000 proposed as the limit of borrowings is 4.6 times 1999 EBITDA (before exceptional merger related charges). The DIRECTORS consider that this limit is reasonable in view of the current business and prospects of the group, and that it should not impede future expansion.


         (f) In addition, there are the following further amendments:

         (i) the new Articles will expressly provide for payment of dividends in any currency;

         (ii) the new Articles will not distinguish between special business and ordinary business at Annual General Meetings;

         (iii) the new Articles will contain provisions dealing with a situation where it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice convening the meeting. Notice of the postponed meeting shall, if practicable, be placed in two national newspapers, but it will not be necessary to give notice of the business to be transacted at the postponed meeting;

         (iv) the Chairman of a general meeting may invite any person to attend and speak if he considers that this will assist in the deliberations of the meeting, even if that person is not a shareholder or a director of the Company.

         Copies of the proposed amendments to the Articles are available for inspection from the date hereof during normal business hours on any week day at the Company's registered office at East Anton, Andover, Hampshire, SP10 5RG and at the offices of Slaughter and May, 35 Basinghall Street, London, EC2V 5DB.


       THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR RESOLUTION 19.

                                          -----------------------------------
                                          By Order of the Board of Directors,


                                          -----------------------------------
                                          Neil Harris
                                          COMPANY SECRETARY

Dated: May 17, 2000

         Your vote is important. Shareholders who do not expect to be present at the Annual General Meeting and who wish to have their shares voted on a poll are requested to sign and date the enclosed proxy and return it in the enclosed envelope. No postage is required if mailed in the United States.

SHIRE
Registered No. 2883758


Annual General Meeting 2000
Notice of meeting and letter from the Chairman


This document is important and requires your immediate attention

When considering what action you should take you are recommended to seek your own financial advice from your stockbroker, bank manager, solicitor, accountant or other professional adviser duly authorised under the Financial Services Act 1986, if you are in the UK, or from another appropriately authorised independent financial adviser.

If you have sold or transferred all your ordinary shares in Shire
Pharmaceuticals Group plc, please send this document and the accompanying proxy card to the purchaser or transferee or other agent through whom the sale or transfer was effected for transmission to the purchaser or transferee.

All enquiries concerning this document should be addressed to the Company Secretary, Shire Pharmaceuticals Group plc, East Anton, Andover, Hampshire, SP10 5RG

Letter from the Chairman of Shire Pharmaceuticals Group plc

DirectorsRegistered Office:
East AntonAndoverHampshire SP10 5RG


17 May 2000


To the holders of ordinary shares and, for information only, to participants in the Shire employee share schemes.

Dear Shareholder,

Notice of Annual General Meeting


You will find the notice of the Annual General Meeting (the "AGM"), to be held on 7 July 2000, enclosed with this letter together with an explanation of the resolutions to be proposed at the AGM and a form of proxy. Following the merger with Roberts Pharmaceutical Corporation Shire Pharmaceuticals Group plc (the "Company") is now subject to additional US Securities and Exchange Commission ("SEC") rules which have meant that the Company is obliged to file a proxy statement with the SEC. A copy of the proxy statement is also enclosed with this letter.


In addition to the business which is conducted at the AGM every year, for example, the approval of accounts, appointment of directors, granting of section 80 authority and section 89 disapplication, this year there is further special business which is detailed in the attached notice of AGM.


The Company is seeking your approval to update certain provisions of its Articles of Association (the "Articles") to take account, inter alia, of the fact that the Company's ordinary shares may be held in uncertificated form and to ensure compliance with the Combined Code. A brief explanation of the proposed amendments to the existing Articles is set out in the section headed "Explanation of Resolutions".

Additionally, the Company is seeking your approval to adopt a new executive share option scheme, the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme (the "Executive Scheme") to replace its existing 1996 Executive Share Option Scheme.

The Company is also seeking your approval for amendments that it is proposed be made to the Shire Pharmaceuticals Sharesave Scheme (the "Sharesave Scheme"), the Shire Pharmaceuticals Group plc Employee Stock Purchase Plan (the "Stock Purchase Plan") and the Shire Pharmaceuticals Group plc Long Term Incentive Plan (the "Long Term Incentive Plan").

The adoption of the new Executive Scheme and the amendments to the other schemes are all proposed as a result of a review of the Company's employee share plans in the light of the commercial environment in which we now operate and also to take account of current best practice.

The Company is committed to enabling its employees to participate as shareholders and considers employee share ownership to be a vital component in its global reward strategy, particularly as the Company increasingly faces intense competition for its most talented people in an international market. The review concluded that the increasing internationality of the Company's business, particularly in the US, meant that the Company's employees' share schemes no longer provide the necessary flexibility required to incentivise employees effectively.

A summary of the principal terms of the proposed Executive Scheme is set out at Appendix 1 to this document. A summary of principal amendments to be made to the Sharesave Scheme, the Stock Purchase Plan and the Long Term Incentive Plan is set out at Appendix 2 to this document.

Further Information

Copies of the proposed amendments to the Articles are available for inspection from the date hereof during normal business hours on any week day at the Company's registered office at East Anton, Andover, Hampshire, SP10 5RG and at the offices of Slaughter and May, 35 Basinghall Street, London, EC2V 5DB.

Copies of the draft rules of the Executive Scheme and the rules of the Sharesave Scheme, the Stock Purchase Plan and the Long Term Incentive Plan showing the proposed amendments are available for inspection from the date hereof during normal business hours on any week day at the Company's registered office at East Anton, Andover, Hampshire, SP10 5RG and at the offices of Arthur Andersen, 1 Surrey Street, London, WC2R 2PS.

Copies will remain available up to and including the date of the AGM (or any adjourned meeting) and will also be available for inspection at the offices of West LB Panmure, 35 New Broad Street, London EC2M 1SQ for at least 15 minutes prior to and during the AGM.

Recommendation


The Directors have considered Resolutions 1 to 19 which deal with, inter alia, the proposals relating to the Articles and the Shire Pharmaceuticals Group plc employees' share schemes to be put to shareholders and believe they are in the best interests of shareholders as a whole and accordingly recommend that shareholders vote in favour of them at the AGM as they intend to do in respect of their aggregate beneficial holdings of 12,481,987 ordinary shares, representing 4.95% per cent of the issued share capital of the Company.


Yours faithfully,


Dr James H Cavanaugh
Chairman


Notice of Annual General Meeting


Notice is hereby given that the Annual General Meeting of Shire Pharmaceuticals Group plc will be held at the offices of West LB Panmure Limited at 35 New Broad Street, London EC2M 1SQ on 7 July 2000 at 11.00am for the purposes of considering and, if thought fit, passing the following resolutions, of which the resolutions numbered 1 to 16 will be proposed as ordinary resolutions and the resolutions numbered 17 to 19 as special resolutions:


Ordinary business

1)To receive and consider the Directors' Report and Accounts for the year ended 31 December 1999.

2)To re-appoint Arthur Andersen as Auditors and authorise the Directors to fix their remuneration.

3)To re-elect Rolf Stahel as Director.

4)To re-elect Dr Barry Price as Director.

5)To re-elect Dr James Cavanaugh as Director.

6)To elect Angus Russell as Director.

7)To elect Dr Zola Horovitz as Director.

8)To elect Ronald Nordman as Director.

9)To elect Joseph Smith as Director.

10)To elect John Spitznagel as Director.


Special business

Ordinary resolutions

11)That:-


a)the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme (the "Executive Scheme") the main provisions of which are summarised in Appendix 1 to the Chairman's Letter to shareholders dated 17 May 2000 be adopted and established; and


b)the directors be authorised to do all acts and things they may consider necessary or desirable to carry the Executive Scheme into effect including the making of such modifications to the draft rules to obtain Inland Revenue approval thereto.

12)That:


a)subject to the approval of the Inland Revenue, the amendment to the Shire Pharmaceuticals Sharesave Scheme (the "Sharesave Scheme") which is summarised in Appendix 2 to the Chairman's Letter to shareholders dated 17 May 2000 be approved; and

b)the directors be authorised to do all acts and things they may consider necessary or desirable to the Sharesave Scheme including the making of such modifications to the rules to retain Inland Revenue approval thereto.


13)That the amendment to the Shire Pharmaceuticals Group plc Employee Stock Purchase Plan as summarised in Appendix 2 to the Chairman's Letter to shareholders dated 17 May 2000 be approved.



14)That the amendments to the Shire Pharmaceuticals Group plc Long Term Incentive Plan as summarised in Appendix 2 to the Chairman's Letter to shareholders dated 17 May 2000 be approved.


15)That the directors be authorised to establish supplements or appendices to the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme, the Shire Pharmaceuticals Sharesave Scheme, the Shire Pharmaceuticals Group plc Employee Stock Purchase Plan and the Shire Pharmaceuticals Group plc Long Term Incentive Plan (the "Schemes") or other schemes based on these Schemes in order to take account of local tax, exchange control or securities laws in overseas territories as they consider appropriate, subject however, to the conditions that:

a)any shares made available under such supplements, appendices or other schemes shall be treated as counting against any overall or individual limit contained in the Schemes; and

b)once established, the provisions of such supplements, appendices or other schemes may not be amended without the prior sanction of the Company in general meeting if such sanction would be required to amend the comparable provisions of the appropriate Schemes.


16)That in substitution for all existing authorities (save to the extent the same may have been exercised by the issue of relevant securities prior to 7 July 2000 or by reason of any offer or agreement made prior to 7 July 2000 which would or might require relevant securities to be allotted on or after 7 July 2000 ), the Directors be and they are hereby generally and unconditionally authorised pursuant to Section 80 of the Companies Act 1985 to exercise all or any of the powers of the Company to allot relevant securities (within the meaning of that section) up to an aggregate nominal amount equal to L4,197,625.90 for a period expiring (unless previously renewed, varied or revoked by the Company in general meeting) five years after the date of the passing of this Resolution save that the Company may before such expiry make an offer or agreement which would or might require relevant securities to be allotted after such expiry and the Directors may allot relevant securities pursuant to any such offer or agreement as if the authority conferred hereby had not expired.


Special resolutions

17)That, subject to the passing of the previous resolution, in substitution for all existing authorities, the Directors be and they are hereby empowered pursuant to Section 95 of the Companies Act 1985 to allot equity securities (within the meaning of Section 94(2) of the Companies Act 1985) of the Company pursuant to the authority conferred by the passing of the previous resolution as if Section 89(1) of the Companies Act 1985 did not apply to such allotment provided that this power:

(i)shall expire five years after the date of the passing of this Resolution, save that the Company may make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities pursuant to any such offer or agreement as if the power conferred hereby had not expired; and

(ii)shall be limited to:

a)allotment of equity securities where such securities have been offered (whether by way of a rights issue, open offer or other pre-emptive offer) to holders of ordinary shares in proportion (as nearly as may be) to their existing holdings of ordinary shares but subject to the Directors having a right to make such exclusions or other arrangements in connection with such offering as they may deem necessary or expedient:

1)to deal with equity securities representing fractional entitlements;

2)to deal with ordinary shares represented by depository receipts; and

3)to deal with legal or practical problems under the laws of, or the requirements of any recognised regulatory body or any stock exchange in, any territory; and


b)allotments of equity securities for cash otherwise than pursuant to paragraph
(a) up to an aggregate nominal amount of approximately L611,297.55.

18) That, subject to the passing of resolution 16, and in addition and without prejudice to all existing authorities, including any authority conferred by the passing of resolution 17, the Directors be and they are hereby empowered pursuant to Section 95 of the Companies Act 1985 to allot equity securities (within the meaning of section 94(2) of the Companies Act 1985) of the Company pursuant to the authority conferrd by the passing of resolution 16 as if section 89(1) of the Companies Act 1985 did not apply to such allotment provided that this power:

(i) shall expire five years after the date of the passing of this Resolution, save that the Company may make an offer or agreement which would or might require equity securities to be allotted after such expiry and the Directors may allot equity securities pursuant to any such offer or agreement as if the power conferred hereby had not expired; and

(ii) shall be limited to allotment of equity securities to raise funds solely for the purpose of repaying in whole or in part any outstanding amounts under the facility agreement entered into on 19 November 1999 between inter alia, the Company, Roberts Pharmaceutical Corporation and the Company's subsidiaries in the United States of America as borrowers and DLJ Capital Funding, Inc. as agent; and

(iii) shall not involve the allotment of more than L430,000 in nominal value of equity securities.


19)That the Company adopt new Articles of Association in the form produced to the meeting, as initialled for the purposes of identification only by the Chairman.


By Order of the Board

Neil C Harris

Secretary 17 May 2000


Registered office:
East AntonAndoverHampshireSP10 5RG


Notes

1)A member entitled to attend and vote may appoint one or more proxies to attend and, on a poll, vote instead of him. A proxy need not also be a member. The appointment of a proxy will not preclude a member of the Company from attending and voting in person at the meeting if he or she so desires.

2)A form of proxy is enclosed. To be valid the form of proxy (and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of such authority) must reach the Registrar, Computershare Services PLC at PO Box 1075, The Pavilions, Bridgwater Road, Bristol, BS99 3FA not later than 11am on 5 July 2000 (or 48 hours before any adjournment of the meeting).




3)The Company, pursuant to Regulation 34 of the Uncertificated Securities Regulations 1995, specifies that only those shareholders registered in the register of members of the Company as at 6.00pm on 5 July 2000 (or, in the case of adjournment, as at 48 hours before the time of the adjourned meeting) shall be entitled to attend and vote at the meeting in respect of the number of shares registered in their name at that time. Changes to entries on the register after such time will be disregarded in determining the right of any person to attend and/or vote at the meeting.


4)There will be available for inspection at the Company's registered office at East Anton, Andover, Hampshire, SP10 5RG during normal business hours on any week day (excluding Saturdays, Sundays and public holidays) from the date of this notice until the date of the Annual General Meeting and at the meeting from 10.45am until the close of the meeting:

-copies of the service contracts of the Directors with the Company;

-the register of Directors' share interests;

-copies of the existing Articles of Association;


-copies of the Articles of Association proposed for adoption in accordance with Resolution 19 above;


-the rules of the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme as proposed in accordance with Resolution 11;

-the rules of the Shire Pharmaceuticals Sharesave Scheme as proposed in accordance with Resolution 12;

-the rules of the Shire Pharmaceuticals Group plc Employee Stock Purchase Plan as proposed in accordance with Resolution 13;

-the rules of the Shire Pharmaceutical Group plc Long Term Incentive Plan as proposed in accordance with Resolution 14.

Explanation of Resolutions


Resolutions 1 to 10 represent the business of the Company which is commonly transacted at Annual General Meetings. Resolutions 11, 12, 13, 14 and 15 relate to the Shire Pharmaceuticals Group plc employees' share schemes. Resolutions 1 to 16 will be proposed as ordinary resolutions and the resolutions numbered 17 to 19 as special resolutions


Resolution 1 Annual Report

This resolution receives the Company's annual report and accounts for the year ended 31 December 1999.

Resolution 2 Reappointment of Auditors

The approval of shareholders is sought for the reappointment of Arthur Andersen as the Company's auditors for the next financial year and to provide the Board with authority to determine their remuneration.

Resolutions 3 to 10 Election and Re-election of directors

The Company currently has ten Directors.

The Articles of Association of the Company provide that one-third of the Directors who are subject to retirement by rotation, or if their number is not three or a multiple of three, then the number nearest to but not exceeding one-third shall retire at the Meeting. The Directors to retire by rotation at the Meeting include, so far as necessary to obtain the number required, first, a director who wishes to retire and not offer himself for reappointment, and, second, those directors who have been longest in office since their last appointment or reappointment.


In accordance with the Articles of Association, Rolf Stahel and Dr Barry Price retire by rotation and offer themselves for re-election. Angus Russell who was appointed Group Finance Director on 13 December 1999, Dr Zola Horovitz who was appointed a non-executive Director on 23 December 1999, Ronald Nordmann who was appointed a non-executive Director on 23 December 1999, Joseph Smith who was appointed a non-executive Director on 23 December 1999 and John Spitznagel who was appointed a non-executive Director on 23 December 1999 offer themselves for election. In addition, Dr James Cavanaugh who was last appointed on 24 March 1997 offers himself for re-election in accordance with the Combined Code in order that his term of office does not exceed three years.


The biographical details of those directors standing for election and re-election are set out below.

Resolutions 11 to 15

As explained in the Chairman's letter, the Company has undertaken a review of its employee share plans in the light of the commercial environment in which it now operates and also to take account of best practice.

As a result of this review the Company is seeking the approval of shareholders to adopt the Shire Pharmaceutical Group plc 2000 Executive Share Option Scheme (the "Executive Scheme"). A summary of the principal terms of the proposed Executive Scheme is set out at Appendix 1 to this document.

Following this review the Company is also seeking the approval of shareholders to amend the Shire Pharmaceuticals Sharesave Scheme (the "Sharesave Scheme"), the Shire Pharmaceuticals Group plc Employee Stock Purchase Plan (the "Stock Purchase Plan") and the Shire Pharmaceuticals Group plc Long Term Incentive Plan (the "Long Term Incentive Plan"). The amendments to the Sharesave Scheme, the Stock Purchase Plan and the Long Term Incentive Plan relate to the removal of certain dilution limits as set out in Appendix 2 of this document.

Resolution 16


This resolution gives authority to the directors, for a period of 5 years from the date of the passing of the resolution to allot relevant securities within the limits of the authorised share capital up to a nominal amount of L4,197,625.90 being the equivalent of 33 1/3 per cent of the total share capital of the Company in issue on 17 May, 2000. This authority replaces a similar authority granted at the Annual General Meeting on 10 May, 1999 and the authority passed on 22 December, 1999.


The directors are actively considering the possibility of re-financing the Group's borrowings. This could involve the issue of shares or other securities falling within the scope of s.80 of the Companies Act 1985 which would involve the use of the power granted by this resolution. The proceeds raised from the shares or other securities issued under the power granted by this resolution would potentially be used to finance the repayment of the existing credit agreement consisting of a $125 million five-year term loan facility, acquiring, in-licensing and marketing specialty products, funding product development, financing strategic corporate acquisitions, and/or general corporate purposes.

Resolution 17 Issue of Equity Securities for cash


The passing of resolution 17 will permit the directors, for a period of 5 years from the date of the passing of the resolution to make issues of equity securities for cash by way of rights free of the statutory pre-emption provisions. The issue of equity securities for cash other than by way of a pro-rata issue shall be limited to a maximum of L611,297.55 being the equivalent of 5 per cent of the issued ordinary share capital at the date of the last published accounts of the Company. This represents 4.85% per cent. of the issued ordinary share capital at the date of this letter. This power will replace the power granted at the Annual General Meeting on 10 May, 1999.

Resolution 18:  Specific disapplication of Section 89

The passing of resolution 18 will supplement the power of the directors under resolution 17 by permitting the directors for a period of 5 years from the date of the passing of the resolution to make issues of equity securities for cash free of statutory pre-emption provisions, but only to raise funds for the purpose of repaying in whole or in part any outstanding amounts under the credit agreement entered into on 19 November, 1999 with DLJ Capital Funding, Inc. as agent (the "Credit Agreement") provided that such amount shall not exceed the sterling equivalent of US$125 million.

The passing of resolution 18 in conjunction with resolution 17 gives the directors power to make issues for cash free of statutory pre-emption rights in an amount in excess of the 5% guideline of the Investor Protection Committee. Use of these powers would also cause the Company to exceed the guideline that in any period of three years no more than 7 1/2% of the Company's equity share capital should be issued for cash free of statutory pre-emption rights, the Company having issued 6,000,000 ordinary shares for cash in the United Kingdom and the United States on 1 April 1998. However, in this latter respect, the directors believe that the increase in the Company's issued share capital arising as a result of the merger with Roberts justifies exceeding the relevant guideline.

Notwithstanding the above, the Directors recommend that resolution 18 be passed. This recommendation is based on the view of the Directors that it is in the best interests of the shareholders as a whole for the Company to be able to repay amounts outstanding under the Credit Agreement. The amount to be paid to the Company in respect of the equity securities to be allotted pursuant to the authority conferred by the passing of this resolution will not exceed the sterling equivalent of US$ 125 million, this being justified as it is the current amount outstanding under the term loan portion of the Credit Agreement. The resolution does not permit the issue of more than L430,000 in nominal value of equity securities. This represents 3.4 per cent of the issued ordinary share capital at the date of this letter.



Resolution 19 Articles of Association


The opportunity is being taken to update certain provisions of the Company's Articles of Association to take account, inter alia, of the fact that the Company's ordinary shares may be held in uncertificated form and to ensure compliance with the Combined Code. There follows a brief explanation of the amendments to the existing Articles.


a)As currently drafted, the Company's Articles of Association do not cater for the ability of shareholders to hold their ordinary shares in uncertificated form. Following the introduction of CREST in 1996, the Company has relied on a board resolution (as is permitted by the relevant Regulations) to authorise the holding of and dealing in the Company's ordinary shares in uncertificated form. The proposed new Articles have been updated to reflect the ability to hold ordinary shares in the Company in uncertificated form. In addition to incorporating express permission in the Articles for shares to be held in uncertificated form, the proposed new Articles contain additional consequential changes to the provisions dealing with transfers and transmission of shares, fractions resulting from alterations of share capital, payment of dividends, record dates, service of notice and destruction of documents.


b)The existing Articles incorporate lengthy wording in relation to the giving of authority under section 80 of the Companies Act 1985 (the "Act") for directors to allot shares and under section 89 of the Act disapplying pre-emption rights on the issue of equity securities. These provisions were originally included in order to reduce the complexity of the resolutions relating to the granting of the section 80 authority and the disapplication of section 89 at each and every Annual General Meeting. Now that The Listing Rules of the London Stock Exchange permit the taking of section 89 disapplications for periods of five years (rather than one year, which was previously the case), it is considered that the length of the provisions in the Articles is outweighed by the inconvenience of passing lengthier resolutions every five years. Consequently, the new Articles contain no such wording.


c)The provisions in the current Articles dealing with the retirement by rotation of directors are not fully compliant with the Combined Code (which became effective for financial years ending on or after 31 December, 1998). The Combined Code provides that all directors should submit themselves for re-election at regular intervals of at least every three years. The existing Articles require that a number nearest to (but not exceeding) one third of the directors are required to retire each year, and that directors wishing to retire and not offer themselves up for reappointment are counted first in making up that number. Consequently, it is possible under the current Articles for a director to submit himself for re-election outside the three year period set by the Combined Code. The relevant provisions in the Articles have been amended to bring them into line with the Combined Code.




d)The limit on the maximum amount payable in respect of directors' fees was increased from L150,000 to L500,000 by an ordinary resolution of the Company passed on 22 December, 1999 in connection with the acquisition of Roberts Pharmaceutical Corporation. The increase was proposed in view of the additions to the board of directors of the Company following the acquisition, and the new Articles incorporate the new limit.

e)The current provision in the Articles allowing the directors to borrow money limits the aggregate amount of borrowings of the group to a sum equal to the higher of 2.5 times the adjusted capital and reserves and L20,000,000. The borrowing powers were extended by the ordinary resolution passed by the Company on 22 December, 1999 in connection with the acquisition of Roberts Pharmaceutical Corporation. This extension authorised the borrowing of up to US$250,000,000 pursuant to a facility agreement entered into on 19 November, 1999, which was required in order to service the group's immediate needs. Since that extension expires on the date of this Annual General Meeting, the limit on aggregate borrowings has required amendment to reflect this additional facility and to allow further borrowings under it. The proposed amendments introduce a fixed limit of US$400,000,000 on the borrowings of the group, which is considered to be the most appropriate basis for a company whose net worth derives substantially from investment in intellectual property (research and development), rather than calculating the limit on the basis of the adjusted capital and reserves. The sum of US$400,000,000 proposed as the limit of borrowings is 4.6 times 1999 EBITDA (before exceptional merger related charges). The directors consider that this limit is reasonable in view of the current business and prospects of the group, and that it should not impede future expansion.


f)There are a number of further amendments, mainly of a minor or technical nature, of which the principal ones are as follows:

(i)the new Articles will expressly provide for payment of dividends in any currency;

(ii)the new Articles will not distinguish between special business and ordinary business at Annual General Meetings;

(iii)the new Articles will contain provisions dealing with a situation where it is impractical or unreasonable for any reason to hold a general meeting on the date or at the time or place specified in the notice convening the meeting. Notice of the postponed meeting shall, if practicable, be placed in two national newspapers, but it will not be necessary to give notice of the business to be transacted at the postponed meeting;

(iv)the Chairman of a general meeting may invite any person to attend and speak if he considers that this will assist in the deliberations of the meeting, even if that person is not a shareholder or a director of the Company.

Biographical details of directors standing for election and re-election

The following information sets forth the name and age of each nominee, all other positions or offices, if any, now held by him with the Company and his principal occupation during the past five years.


Dr. James Cavanaugh, 62, joined the Board on 24 March 1997 and was appointed as Non-executive Chairman with effect from 11 May 1999. Dr Cavanaugh is the President of HealthCare Ventures LLC. Formerly he was President of SmithKline & French Laboratories, the US pharmaceutical division of SmithKline Beecham Corporation. Prior to that, he was President of SmithKline Beecham Corporation's clinical laboratory business and, before that, President of Allergan International. Prior to his industry experience, Dr Cavanaugh served as Deputy Assistant to the President of the US for Health Affairs on the White House Staff in Washington, DC. He is a Non-executive Director of MedImmune, Inc and LeukoSite, Inc.


Rolf Stahel, 55, joined the Group in March 1994 as Chief Executive from Wellcome plc where he worked for 27 years. From April 1990 until February 1994, he served as Director of Group Marketing reporting to the Chief Executive. A business studies graduate of KSL Lucerne, Switzerland, he attended the 97th Advanced Managers Program at Harvard Business School.

Angus Russell, 43, joined Shire in December 1999 as Group Finance Director, previously he worked for ICI, Zeneca and Astra Zeneca for a total of 19 years. Mr Russell is a chartered accountant, having qualified with Coopers & Lybrand and is a member of the Association of Corporate Treasurers. His last position was Vice President Corporate Finance at Astra Zeneca PLC.


Dr. Barry Price, 56, joined the Board on 24 January 1996 having spent 28 years with Glaxo holding a succession of key executive positions with Glaxo Group Research. He is a non-executive Director of Celltech Chiroscience plc and Chairman of Antisoma plc. Dr Price is Chairman of the Remuneration Committee.


Dr. Zola Horovitz, 65, has served as a non-executive Director since December 1999. Dr Horovitz has been self employed as a consultant in the biotechnology and pharmaceutical industries since 1994. Previously he held various positions at Squibb Corporation and its successor corporation, Bristol Myers Squibb & Co, including that of Vice President, Business Development and Planning.

Ronald Nordmann, 58, joined as a non-executive director in December 1999 and has been a financial analyst in healthcare equities since 1971. From September 1994 until January 2000, he was a portfolio manager and partner at Dearfield Management.

Joseph Smith, 61, has served as a non-executive director since December 1999. From 1989 to 1997, Mr Smith served in various positions at Warner-Lambert Company, including President of Park-Davis Pharmaceuticals and President of the Shaving Products Division (Schick and Wilkinson Sword).

John Spitznagel, 58, joined the Board in December 1999 following service as President and Chief Executive Officer of Roberts since September 1997. He was Executive Vice President-Worldwide Sales and Marketing from March 1996 to September 1997, having served as President of Reed and Carnick Pharmaceuticals from September 1990 until July 1995.


Appendix 1

Summary of the proposed Shire Pharmaceuticals Group plc

2000 Executive Share Option Scheme (the "Executive Scheme")

Introduction

The Executive Scheme enables options over ordinary shares in the Company to be granted to selected employees and full-time directors.

It is divided into two parts: Part A which is intended to be approved by the Inland Revenue, offering favourable tax treatment on the exercise of options and Part B, the unapproved part.

No payment will be required for the grant of options.

Part A

1)Eligibility

With the approval of the Remuneration Committee (the "Committee") options to acquire ordinary shares may be granted to selected employees and full-time directors of the Company or any of its Subsidiaries (other than those due to retire within two years of grant).

2)Grant of Options

Options may be granted by the Committee within 42 days of shareholder approval of the Executive Scheme or within 42 days of the date Part A is approved by the Inland Revenue. Thereafter, options may be granted within 42 days following the announcement by the Company of its results for any period, or at any other time when the Committee believes that exceptional circumstances exist to justify the grant of options. No option may be granted more than 10 years after the date of adoption of the Executive Scheme. The Committee will, however, review the operation of the Executive Scheme after five years to consider whether it still meets the Company's business needs.

Options will be neither transferable (other than to personal representatives following death) nor pensionable.

Options granted under the Executive Scheme will normally be exercisable only if performance-related criteria imposed by the Committee are met (see section 8 below).

3)Exercise Price

The price per share at which ordinary shares may be acquired upon the exercise of an option will be determined by the Committee at the time of grant but will be not less than the higher of:

a)the middle-market quotation of ordinary shares for the dealing day immediately preceding the grant date as derived from the Official List (or such other price as may be agreed with the Inland Revenue); and

b)in the case of an option to subscribe for shares, the nominal value of such shares.

4)Exercise of Options

An option will normally only be exercisable after the third anniversary of the date of grant and cannot in any event be exercised later than the tenth anniversary of the date of grant. In addition, an option will not normally be capable of exercise on any occasion unless the relevant performance conditions (referred to in section 8 below) are met, unless:

-any optionholder dies, when his or her option will become immediately exercisable by his or her personal representatives for a period of 12 months thereafter;

-any optionholder leaves the Company or any of its Subsidiaries;

-by reason of injury, disability, or redundancy; or

-if the company or business with which he or she holds office or employment is sold outside the Company or any of its Subsidiaries.

when he or she may exercise his or her option by the latest of (i) 12 months after the date of termination of employment; (ii) 42 months after the grant date; and (iii) 42 months after the last tax-relieved exercise by him of an Inland Revenue approved company share option.

If an optionholder leaves employment at retirement he or she may also exercise his or her option during this period, but in these circumstances only if the relevant performance criteria have been satisfied.

If an optionholder leaves the Group for any other reason, he or she may only exercise an option with the approval of the Committee.

Early exercise of options within specified periods is also permitted in the event of a take-over or reconstruction or winding up of the Company, subject to meeting the relevant performance criteria unless the Committee resolves otherwise. In the case of a take-over or reconstruction options may be exchanged for options over the acquiring company's shares, but only with the consent of the acquiring company.

5)Rights attaching to the Shares

All ordinary shares issued upon the exercise of options will rank equally in all respects with other ordinary shares for the time being in issue (save as regards any rights attaching to such ordinary shares by reference to a record date prior to the allotment of such shares) and application to the London Stock Exchange will be made for any allotted shares to be admitted to the Official List.

6)Variation of Share Capital

In the event of any variation in the share capital of the Company, the Committee may adjust the total number of ordinary shares subject to any option and/or the exercise price under any option with the prior approval of the Inland Revenue.

7)Alteration of the Executive Scheme

The Committee may, at any time alter or add to the Executive Scheme but may not make any alteration or addition to the advantage of participants without the prior approval of shareholders in general meeting except for minor amendments
(i) for the purpose of administration of the Executive Scheme or (ii) to take account of any change in legislation or (iii) to obtain or maintain favourable tax or regulatory treatment for optionholders, the Company or any of its Subsidiaries. No alteration may be made to the disadvantage of participants without their majority consent. Any alterations require the approval of the Inland Revenue.

8)Performance Conditions

The performance conditions to be imposed on options will be determined by the Committee before such options are granted. In making such determination the Committee will have regard to the guidance issued from time to time by the bodies representing institutional shareholders, insofar as they are appropriate to the Company, and will seek to identify factors which represent a fair measure of performance and genuinely reflect the efforts and achievements of the Company's management.

It is proposed that the performance conditions applying to the first grant of options under the Executive Scheme will relate to the compound growth in the Company's share price. If the compound rate increase is at least 20.5 per cent per annum over a minimum three-year measurement period an option will become exercisable in whole. If it increases by at least 14.5 per cent per annum (compounded) 60% of an option will become exercisable. If these conditions are not met after the initial three year measurement period, they will thereafter be tested quarterly by reference to compound annual share price growth over an extended period. If the share price does not meet these conditions the relevant option will lapse.

The Committee will from time to time be able to vary any such performance conditions as they apply to outstanding options if, in their opinion, to do so would more effectively achieve the object of affording realistic incentives to optionholders.

The Committee have discretion to decide the form* in which performance conditions will be set, taking into account particularly their accounting and taxation consequences.

9)Scheme Limits

(i)Individual Limits

An individual's participation under Part A of the Executive Scheme is limited so that the aggregate market value of shares (measured at the date of grant) comprised in subsisting approved options held by him/her cannot exceed L30,000. For these purposes, the value of the ordinary shares under option will be their market value at the date of the option grant.

A limit on the value of ordinary shares which may be put under option on an annual basis to an individual under the Executive Scheme will be set from time to time by the Committee in the light of current market practice and the markets in which the Company operates. No option will be granted in excess of this limit without the prior approval of the Committee.

(ii)Overall Limit

The number of shares issuable pursuant to options granted under the Executive Scheme, when aggregated with the number of shares issued or issuable pursuant to rights granted under all group employees' share schemes, within the previous period of ten years, may not exceed 10% of the Company's issued ordinary share capital at the date of grant. For the purpose of this limit options which lapse will cease to count and any options granted prior to or on the date of the Company obtaining its listing on the London Stock Exchange will not be included.

*In accordance with the requirements of fixed compensation plan accounting under US GAAP, any option would be exercisable with no restriction other than that the optionholder remains employed within the Shire Pharmaceuticals Group plc for a period of six weeks prior to the expiry of the option.


Part B

The provisions of Part A of the Executive Scheme above apply equally to options granted under Part B, with the following exceptions:

(i)the provisions of Part A requiring Inland Revenue consent for any actions of the Committee will not apply to options granted under Part B;

(ii)the limit referred to in section 9 (i) of Part A will not apply to options granted under Part B;

(iii)options under Part B of the Executive Scheme may be transferable at the consent of the Board; and

(iv)the maximum number of shares over which incentive stock options within the meaning of section 422 of the United States of America Internal Revenue Code of 1986 (as amended) may be granted under Part B of the Executive Scheme is 25,000,000.


Appendix 2

Summary of the proposed amendments to the Shire Pharmaceuticals Sharesave Scheme, Shire Pharmaceuticals Group plc Stock Purchase Plan and Shire Pharmaceuticals Group plc

Long Term Incentive Plan

Shire Pharmaceuticals Sharesave Scheme (the "Sharesave Scheme") and Shire Pharmaceuticals Group plc Stock Purchase Plan (the "Stock Purchase Plan")


The rules of the Sharesave Scheme and Stock Purchase Plan will be amended to remove the dilution limits in each scheme that the number of shares issuable pursuant to options granted under the Sharesave Scheme and the Stock Purchase Plan, when aggregated with the number of shares issued or issuable pursuant to rights granted under all group employees' share schemes, within the previous period of five years, may not exceed 5% of the Company's issued ordinary share capital at the date of grant. However, the dilution limit that the number of shares issuable pursuant to options granted under the Sharesave Scheme and Stock Purchase Plan when aggregated with the number of shares issued or issuable under all group employees' share schemes, within the previous period of ten years, may not exceed 10% of the Company's issued ordinary share capital at the date of grant, will remain.

Shire Pharmaceuticals Group plc Long Term Incentive Plan (the "Long Term Incentive Plan")

The rules of the Long Term Incentive Plan will be amended to remove the dilution limits:

(i)that the number of shares issuable pursuant to options granted under the Long Term Incentive Plan, when aggregated with the number of shares issued or issuable pursuant to rights granted under all group executive share option schemes, within the previous period of ten years, may not exceed 5% of the Company's issued ordinary share capital at the date of grant;

(ii)that the number of shares issuable pursuant to options granted under the Long Term Incentive Plan, when aggregated with the number of shares issued or issuable pursuant to rights granted under all group executive share option schemes, within the previous period of three calendar years, may not exceed 3% of the Company's issued ordinary share capital at the date of grant; and

(iii)that the number of shares issuable pursuant to options granted under the Long Term Incentive Plan, when aggregated with the number of shares issued or issuable pursuant to rights granted under all group employees' share schemes, within the previous period of five calendar years, may not exceed 5% of the Company's issued ordinary share capital at the date of grant.

However, the dilution limit that the number of shares issuable pursuant to options granted under the Long Term Incentive Plan when aggregated with the number of shares, issued or issuable under all group employees' share schemes, within the previous period of ten years, may not exceed 10% of the Company's issued ordinary share capital at the date of grant, will remain.

                                                              Preliminary Copies

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                         SHIRE PHARMACEUTICALS GROUP PLC
                 EAST ANTON, ANDOVER, HAMPSHIRE SP10 5RG ENGLAND

       PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY

         I/We, being a member/members of SHIRE PHARMACEUTICALS GROUP PLC,

         HEREBY APPOINT the Chairman of the meeting or _________________________ as my/our proxy and on a poll to vote for me/us and on my/our behalf at the ANNUAL GENERAL MEETING of the Company to be held on [ ] and at any adjournment thereof.

Ordinary Resolutions:
As ordinary business

      1.       To receive the Report and Accounts

               [ ] For                   [ ] Against              [ ] Abstain

      2. To reappoint Arthur Andersen as Auditors and authorize the Directors to fix their remuneration

               [ ] For                   [ ] Against              [ ] Abstain

      3.       To re-elect Mr. Rolf Stahel as Director

               [ ] For                   [ ] Against              [ ] Abstain

      4.       To re-elect Dr. Barry Price as Director

               [ ] For                   [ ] Against              [ ] Abstain

      5.       To re-elect Dr. James Cavanaugh as Director

               [ ] For                   [ ] Against              [ ] Abstain

      6.       To elect Angus Russell as Director

               [ ] For                   [ ] Against              [ ] Abstain

      7.       To elect Dr. Zola Horovitz as Director

               [ ] For                   [ ] Against              [ ] Abstain

      8.       To elect Ronald Nordmann as Director

               [ ] For                   [ ] Against              [ ] Abstain

      9.       To elect Joseph Smith as Director

               [ ] For                   [ ] Against              [ ] Abstain

      10.      To elect John Spitznagel as Director

               [ ] For                   [ ] Against              [ ] Abstain

Special Business:
Ordinary Resolutions

      11. To adopt, establish and approve the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme

               [ ] For                   [ ] Against                [ ] Abstain

      12.      To approve amendments to the Shire Pharmaceuticals Sharesave
Scheme

               [ ] For                   [ ] Against                [ ] Abstain

      13. To approve amendments to the Shire Pharmaceuticals Group plc Employee Stock Purchase Plan

               [ ] For                   [ ] Against                [ ] Abstain

      14. To approve amendments to the Shire Pharmaceuticals Group plc Long Term Incentive Plan

               [ ] For                   [ ] Against                [ ] Abstain

      15. To authorize the Directors to establish supplements or appendices for the Shire Pharmaceuticals Group plc 2000 Executive Share Option Scheme, the Shire Pharmaceuticals Sharesave Scheme, the Shire Pharmaceuticals Group plc Employee Stock Purchase Plan and the Shire Pharmaceuticals Group plc Long Term Incentive plan

               [ ] For                   [ ] Against                [ ] Abstain

      16. To authorize the Directors to allot and issue relevant securities under Section 80 of the Companies Act of 1985

               [ ] For                   [ ] Against                [ ] Abstain

Special Resolutions:

      17. To authorize the Directors to disapply statutory pre-emption rights

               [ ] For                   [ ] Against                [ ] Abstain

      18. To disapply further statutory pre-emption rights in relation to repaying the DLJ credit facility

               [ ] FOR                   [ ] AGAINST                [ ] ABSTAIN

      19.      To adopt new Articles of Association

               [ ] For                   [ ] Against                [ ] Abstain

      Please indicate your vote by an X in the appropriate boxes. Unless otherwise indicated, the proxy will abstain or vote on all business transacted at the meeting as he/she thinks fit.

                 (CONTINUED AND TO BE SIGNED ON THE OTHER SIDE.)

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


                                      -3-

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                          (CONTINUED FROM OTHER SIDE.)

SIGNED THIS DAY OF                                                          2000
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SIGNATURE(S)
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NAME(S) IN FULL
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ADDRESS
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POSTCODE
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        NOTES

(i) To be valid, this form of proxy (and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy of such authority) must be deposited with the Registrar of the Company, Computershare Services PLC, at the address overleaf, not less than 48 hours before the meeting or any adjournment thereof.

(ii) A member may appoint one or more proxies of his own choice, by deleting the reference to the Chairman of the meeting and inserting the named of his prox(ies), in the space provided. A proxy need not be a member of the Company.

(iii) In the case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders and, for this purpose, seniority is determined by the order in which the names of the holders stand in the register.

(iv) In the case of a corporation this form must be completed under its seal or under the hand of its duly authorized officer or attorney or other person authorized to sign.

(v) Completion of this form of proxy will not preclude a member from attending and voting in person.

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